EXHIBIT 1.5

                                                            Dated:  June 1, 1992


April 9, 1998


                       MASTER AGREEMENT AMONG UNDERWRITERS
                     FOR UNIT INVESTMENT TRUSTS SPONSORED BY
                 VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois 60181

Gentlemen:

            1. The Trust. We understand that you, Van Kampen American Capital Distributors, Inc. (the "Sponsor"), are entering into this agreement (the "Agreement") in counterparts with us and other firms who may be underwriters for issues of various series of unit investment trusts for which you will act as Sponsor. This Agreement shall apply to any offering after May 1, 1992 of units of fractional undivided interest in such various series unit investment trusts in which we elect to act as an underwriter (underwriters with respect to each such trust being hereinafter called "Underwriters") after receipt of a notice from you stating the name and size of the trust and that our participation as an Underwriter in the proposed offering shall be subject to the provisions of this Agreement. The issuer of the units of fractional undivided interests in a series of a unit investment trust offered in any offering of units made pursuant to this Agreement is hereinafter referred to as the "Trust" and the reference to "Trust" in this Agreement applies only to such Trust, and such units of such Trust offered are hereinafter called the "Units". Each Trust is or will be registered as a "unit investment trust" under the Investment Company Act of 1940 (the "1940 Act") by appropriate filings with the Securities and Exchange Commission (the "Commission"). Additionally, each Trust is or will be registered with the Commission under the Securities Act of 1933 (the "1933 Act") on Form S-6 or its successor forms, including a proposed form of prospectus (the "Preliminary Prospectus").

         The registration statement as finally amended and revised at the time it becomes effective is herein referred to as the "Registration Statement" and the related prospectus is herein referred to as the "Prospectus", except that if the prospectus filed by the Trust pursuant to Rule 424(b) under the 1933 Act shall differ from the prospectus on file at the time the Registration Statement shall become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the date on which it shall have been filed.

         The following provisions of this Agreement shall apply separately to each individual offering of Units by a Trust.

         We understand that as of the date upon which we have agreed to underwrite Units of the Trust the Commission shall not have issued any order preventing or restraining the use of any Preliminary Prospectus and, further, that each Preliminary Prospectus shall conform in all material respects to the requirements of the 1933 Act and the Rules and Regulations thereunder and, as of its date, shall not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement becomes effective, it and the Prospectus, and any amendments or supplements thereto, will contain all statements that are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations thereunder and will in all material respects conform to the requirements of the 1933 Act and the Rules and Regulations thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that you make no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with, written information furnished to you by or on behalf of any Underwriter specifically for use in the preparation thereof.

            2. Designation and Authority of Representative. You are hereby authorized to act as our representative (the "Representative") in connection with all matters to which this Agreement relates and to take the action provided herein to be taken by you as you may otherwise deem necessary or advisable. We understand that we have no obligations under this Agreement with respect to any Trust in which we choose not to participate as an Underwriter.

         You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein and no obligations on your part will be implied or inferred herefrom. The rights and liabilities of the respective parties hereto are several and not joint, and nothing herein or hereunder will constitute then a partnership, association or separate entity.

            3. Profit or Loss in Acquisition of Securities. It is understood that the acquisition of securities (the "Securities") for deposit in the portfolio of the Trust shall be at your cost and risk. We acknowledge that you will share with us any net deposit profits in the amounts and to the extent, if any, indicated under "Sponsor and Underwriter Compensation" in the Prospectus. For the purposes of determining the number of Units underwritten, we understand that we will be credited for that number of Units set forth opposite our name in the section entitled "Underwriting" in the prospectus.

         We agree that you shall have no liability (as Representative or otherwise) with respect to the issue form, validity, legality, enforceability, value of, or title to the Securities, except for the exercise of due care in determining the genuineness of such Securities and the conformance thereof with the descriptions and qualifications appearing in the Prospectus.

            4. Purchase of Units. Promptly after you make a determination to offer Units of a Trust and you inquire as to whether we desire to participate in such offering, we will advise you promptly as to the number of Units which we will purchase or of our decision not to participate in such offering. Such advice may be written or oral. The delivery to the Sponsor of a completed Schedule A to this Agreement shall constitute adequate written advice. Oral advice shall be binding but shall be promptly confirmed in writing by us by means of telegraph, telegram or other form of wire or facsimile transmission. Such written confirmation shall contain the information requested by Schedule A to this Agreement. You may rely on and we hereby commit on the terms and conditions of this Agreement to purchase and pay for the number of Units of the Trust set forth in such advice (the "Unit Commitment"). Our Unit Commitment may be increased only by mutual agreement between us and you at any time prior to the date as of which the Trust Agreement for the Trust is executed (the "Date of Deposit"). We agree that you in your sole discretion reserve the right to decrease our Unit Commitment at any time prior to the Date of Deposit and if you so elect to make such a decrease, you will notify us of such an election by telephone and promptly confirm the same in writing.

         The price to be paid for such Units shall be the Public Offering Price per Unit (as defined in the Prospectus) as first determined on the Date of Deposit or such later determination on such Date of Deposit as you shall advise us, less the sum per Unit indicated under "Sponsor and Underwriter Compensation" in the Prospectus. Further, each Underwriter who underwrites that number of Units indicated under "Sponsor and Underwriter Compensation" in the Prospectus will receive from the Sponsor that additional compensation indicated under such section of the Prospectus for each Unit it underwrites, providing the Trust size is in excess of that number of Units, if any, indicated under such section of the Prospectus. At the Date of Deposit, we will become the owner of the Units and be entitled to the benefits (except for interest, if any, accruing from the Date of Deposit to the First Settlement Date) as well as the risks inherent therein. We acknowledge that those persons, if any, named in the Prospectus under "Sponsor and Underwriter Compensation" are Managing or Co-Managing Underwriters of the Trust, as indicated therein, and we acknowledge that those persons specifically named therein will receive as additional compensation those respective per Unit amounts set forth in such section of the Prospectus.

         You are  authorized   to   retain  custody of  our  Units  until the
Registration Statement relating thereto has become effective under the 1933 Act and you shall have received payment from us for such Units.

         You are authorized to file an amendment to said Registration Statement describing the Securities and furnishing information based thereon or relating thereto and any further amendments or supplements to the Registration Statement or Prospectus which you may deem necessary or advisable. We will furnish to you upon your request such information as will be required to insure that the Registration Statement and Prospectus are current insofar as they relate to us and we thereafter continue to furnish you with such information as may be necessary to keep current and correct the information previously supplied.

         We understand that the Trust will also take action with respect to the offering and sale of Units in accordance with the Blue Sky or securities laws of certain states in which it is proposed that the Units may be offered and sold.

            5. Public Offering. You agree that you will advise us promptly when the Registration Statement has become effective, and we agree that when we are advised that the Units are released for public offering, we will make a public offering thereof by means of the Prospectus under the 1933 Act, as amended, which describes the deposit of Securities and related information. The Public Offering Price and the terms and conditions of the public offering shall be as set forth in the Prospectus and shall rely with respect to the offering price of the Securities upon the determination of the Evaluator named in the Prospectus. Public advertisement of the offering, if any, shall be made by you on behalf of the Underwriters on such date as you shall determine. We agree that before we use any Trust advertising material which we have created, we will obtain your prior approval to use such advertising materials.

            6. Public Offering Price. We agree that each day while this Agreement is in effect and the evaluation of the Trust is made by the Evaluator named in the Prospectus, we will contact you for such evaluation and of the resultant Public Offering Price for the purpose of the offering and sale of the respective Units to the public. We agree as required by Section 22(d) of the 1940 Act to offer and sell our Units at the current Public Offering Price described in the Prospectus.

            7. Permitted Transactions. It is agreed that part or all of the Units purchased by us may be sold to dealers, or other entities with whom we can legally grant a concession or agency commission, only at the then effective Public Offering Price, less the concession described in the Prospectus.

         From time to time prior to the termination of this Agreement, at your Request, we will advise you of the number of our Units which remain unsold and, at your request, we agree to deliver to you any of such unsold Units to be sold for our account to retail accounts or, less the concession or agency commission then effective, to dealers or others.

         If prior to the termination of this Agreement, or such earlier date as you may determine and advise us thereof in writing, you shall purchase or contract to purchase any of our Units or any Units issued in exchange therefor, in the open market or otherwise, or if any such Units shall be tendered to the Trustee for redemption because not effectively placed for investment by us, we agree to repurchase such Units at a price equal to the total cost of such purchase, including accrued interest and commissions, if any, and transfer taxes on redelivery. Regardless of the amount paid on the repurchase of any such Units, it is agreed that they may be resold by us only at the then effective Public Offering Price.

         Until the termination of this Agreement, we agree that we will make no purchase of Units other than (i) purchases provided for in this Agreement, (ii) purchases approved by you and (iii) purchases as broker in executing unsolicited orders.

            8. Compliance With Commission Order. We hereby agree as follows: (a) we will refund all sales charges to purchasers of Units from us or any dealer participating in the distribution of Units who purchased such Units from us if, within ninety days from the time that the Registration Statement of the respective Units under the 1933 Act shall have become effective, (i) the net worth of the trust shall be reduced to less than 20% of the principal amount of Securities originally deposited therein or (ii) the Trust shall have been terminated; (b) you may instruct the Trustee on the Date of Deposit that, in the event that redemption by any Underwriters of Units constituting part of any unsold allotment of Units shall result in the Trust having a net worth of less than 40% of the principal amount of Securities originally deposited therein, the Trustee shall terminate the Trust in the manner provided in the Trust Indenture and Agreement (as defined in the Prospectus) and distribute the Securities and other assets of the Trust pursuant to the provisions of the Trust Indenture and Agreement; and (c) in the event that the Trust shall have been terminated pursuant to (b) above, we will refund any sales charges to any purchaser of such Units who purchased from us, or purchased from a dealer participating in the distribution of such Units who purchased such Units from us.
We authorize you to charge our account for all refunds of sales charges in respect to our Units.

            9. Substitution of Underwriters. We authorize you to arrange for the substitution hereunder of other persons, who may include you and us, for all or any part of the commitment of any nondefaulting Underwriter with the consent of such Underwriter, and of any defaulting Underwriter without the consent thereof, upon such terms and conditions as you may deem advisable, provided that the number of Units to be purchased by us shall not be increased without our consent and that such substitution shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages from such default, nor relieve any other Underwriter of any obligation under this Agreement. The expenses chargeable to the account of any defaulting Underwriter and not paid for by it or by a person substituted for such Underwriter and any additional losses or expenses arising from such default shall be considered to be expenses under this Agreement and shall be charged against the accounts of the nondefaulting Underwriters in proportion to their respective commitments.

           10. Termination. This Agreement shall terminate with respect to each Trust which we have agreed to underwrite 30 days after the date on which the public offering of the Units of such Trust is made in accordance with Section 5 hereof unless sooner terminated by you, provided that you may extend this Agreement for not more than eleven successive periods of 30 days each upon notice to us and each of the other Underwriters.

         Notwithstanding any settlement on the termination of this Agreement, we agree to pay our share of any amount payable on account of any claim, demand or liability which may be asserted against the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business or other separate entity and our share of any expenses incurred by you in defending against any such claim, demand or liability. We also agree to pay any stamp taxes which may be assessed and paid after such settlement on account of any Units received or sold hereunder for our account.

         Notwithstanding any termination of this Agreement, no sales of the Units shall be made by us at any time except in conformity with the provisions of Section 22(d) of the 1940 Act.

           11. Default by Other Underwriters. Default by any one or more of the other Underwriters in respect of their several obligations under this Agreement shall neither release you nor us from any of our respective obligations hereunder.

           12. Notices. Notices hereunder shall by deemed to have been duly given if mailed or telegraphed to us at our address set forth below, in the case of notices to us, or to you at your address set forth at the head of this Agreement, in the case of notices to you.

           13. Net Capital. You represent that you, and we represent that we, are in compliance with the capital requirements of Rule 15c-3-1 promulgated by the Commission under the Securities and Exchange Act of 1934, and we may, in accordance with and pursuant to such Rule 15c-3-1, agree to purchase the amount of Units to be purchased by you and us, respectively, under the Agreement.

           14. Miscellaneous. We confirm that we are a member in good standing of the National Association of Securities Dealers, Inc.

         We confirm that we will take reasonable steps to provide the Preliminary Prospectus or final Prospectus to any person making written request therefor to us and to make the Preliminary Prospectus or the final Prospectus available to each person associated with us expected to solicit customers' orders for the Units prior to the effective registration date and the final Prospectus if he is expected to offer the Units after the effective date. We understand that you will supply us upon our request with sufficient copies of such prospectuses to comply with the foregoing.

         This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and of agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

                                                               Very truly yours,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Confirmed as of the date set forth at the      Indicated below our firm name and
head of this Agreement                      address exactly as we wish to appear
                                                               in the Prospectus

VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.

By____________________________              ____________________________________

Title__________________________             ____________________________________

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